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                                                            Exhibit 10(A)


                          EMPLOYMENT AGREEMENT

                 THIS AGREEMENT made as of the 25th day of August, 1996,

          by and between GIBSON GREETINGS, INC., a Delaware corporation

          (the "Corporation"), and FRANK J. O'CONNELL, residing in

          Woodstock, Vermont ("Executive").

                          W I T N E S S E T H:
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                 WHEREAS, the Corporation desires to assure itself of

          the services of Executive and Executive is willing to make his services available to the Corporation on the terms and conditions set forth below:

                 NOW, THEREFORE, in consideration of the premises and

          mutual promises contained in this Agreement, IT IS AGREED:

                 1.  Employment.  The Corporation hereby employs

          Executive and Executive hereby accepts employment with the

          Corporation on the terms and conditions set forth in this

          Agreement.

                 2.  Term.  The Term of Executive's employment

          hereunder shall commence as of the date hereof.  Unless sooner terminated pursuant to Paragraph 6 hereof, Executive's employment hereunder shall continue until December 31, 1999 (the "Term"),

          which Term shall renew automatically from year to year thereafter unless notice of an intention not to renew is given by either party to the other at least six (6) months before the end of the


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          Term or any renewal term, in which event Executive's employment shall cease as of the end of such Term or renewal term, as applicable.

                 3.  Duties.  Executive shall serve as, and have the

          duties and responsibilities of, the President and Chief Executive

          Officer of the Corporation and will, under the direction of the

          Board of Directors of the Corporation (the "Board"), devote substantially all of his working time and effort to the

          performance of the duties of such offices provided, however, that nothing herein shall prohibit Executive from participating in charitable and other activities described in a letter to the

          Corporation delivered contemporaneously herewith.  The

          Corporation shall take such actions as necessary to (i) elect

          Executive as a Director promptly after the execution of this

          Agreement and (ii) elect Executive as Chairman of the Board of

          Directors not later than the time of the Corporation's next annual meeting.

                 4.  Compensation.  Executive's compensation for the

          services performed under this Agreement shall be as follows:

                     (a)  Base Salary.  Executive shall receive a base

          salary of Three Hundred Fifty Thousand ($350,000) Dollars per

          year (the "Base Salary"), payable in regular semimonthly

          installments, which Base Salary shall be reviewed by the Board in

          August of each year beginning with 1997 for possible increases.


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                     (b)  Incentive Compensation.  In addition to Base

          Salary, Executive shall earn incentive compensation ("Incentive

          Compensation") as follows:

                     (i)  in respect of fiscal year 1996, a signing

               bonus of Two Hundred Thousand ($200,000) Dollars payable on the commencement of Executive's employment hereunder;

                    (ii)  in respect of fiscal year 1997 and each

               fiscal year thereafter during the Term or any renewal term of this Agreement (provided Executive has served as

               President and Chief Executive Officer for part or all of

               such fiscal year), a payment, to be made on or before each

               April 1 of the succeeding year, based upon the percentage

               increase in the Corporation's operating income for such

               fiscal year (on a consolidated basis using generally

               accepted accounting principles consistently applied) over

               the operating income of the previous fiscal year (but

               disregarding, in each case, extraordinary revenues or

               extraordinary costs and expenses), with no payment if the

               growth rate is less than five (5%) percent and with a

               payment equal to thirty-six (36%) percent of base salary for operating income growth of five (5%) percent, increasing

               proportionately thereafter to a payment equal to one hundred forty-three (143%) percent of base salary for operating

               income growth of fifteen percent (15%) or more.  Nothing

               herein shall prohibit the Board from granting in its

               discretion additional incentive compensation to Executive if


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               a percentage increase exceeds 15% or otherwise.  If the

               operating income as computed above for any previous base

               measuring year is less than the operating income for the

               fiscal year ended December 31, 1996 in the Corporation's

               audited financial statements (the "Base Operating Income"),

               then the operating income for such previous year shall be

               deemed to be the Base Operating Income for purposes of the calculation hereunder.

                     (c)  Stock Options.  Effective on the date of the

          commencement of Executive's employment hereunder, Executive shall be granted one or more non-qualified stock options (each a "Stock

          Option") to purchase an aggregate of 1,000,000 shares of common stock of the Corporation, par value $.01 per share (the "Common

          Stock"), to be issued under, and pursuant to the terms of, the

          Corporation's 1989 and 1991 Stock Incentive Plans (each a "Stock

          Plan") (but in no event will any portion of a Stock Option be exercisable if such exercise would result in an issuance of shares in excess of the maximum number of shares available under such Stock Plans).  The Stock Options granted hereby will have the following exercise schedule and exercise prices, and each such Stock Option will become exercisable, except as otherwise provided therein, only if Executive is a full time employee of the Corporation on the dates set forth below with respect to such

          Stock Option:

                     (i)  400,000 shares of Common Stock,

               exercisable on and after the date of the commencement of


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               Executive's employment hereunder, with an exercise price per share equal to the fair market value of the Common Stock on such date (the "Grant Date FMV").

                    (ii)  300,000 shares of Common Stock,

               exercisable on and after the date that is one (1) year from the date of the commencement of Executive's employment

               hereunder, with an exercise price per share equal to the

               Grant Date FMV plus $2.

                   (iii)  300,000 shares of Common Stock,

               exercisable on and after the date that is two (2) years from the date of the commencement of Executive's employment

               hereunder, with an exercise price per share equal to (x) the

               Grant Date FMV plus $3 with respect to the first 200,000 of such shares of Common Stock and (y) the Grant Date FMV plus

               $4 with respect to the remaining 100,000 shares of Common

               Stock.

                     All such Stock Options shall expire ten (10)

          years from the date of the grant of the Stock Options, subject to the other terms and conditions of the applicable Stock Option

          Agreements and Stock Plans.

                     The Corporation also has advised Executive

          that as of the date of this Agreement, the Corporation's 1989 and

          1991 Stock Incentive Plans have insufficient shares available for issuance to satisfy the full 1,000,000 share Stock Option grant to Executive (750,000 shares of Common Stock are currently available to satisfy this grant to Executive).  The Corporation


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          agrees to use its best efforts to take steps to obtain the approval of its shareholders at the next annual meeting of shareholders to amend the existing Stock Plans to increase the number of shares available pursuant thereto such that there shall be a sufficient number of available shares to provide Executive with the economic benefit of the Stock Options.  In the event that the necessary shareholder approval is not received, then

          Executive's sole and exclusive remedy, provided the Corporation has used its best efforts, shall be the right, for a period of up to 60 days following the date of such annual meeting of

          shareholders (which meeting shall occur no later than June 30,

          1997), to terminate this Agreement upon 30 days advance written notice given at any time during such 60 day period, and Executive shall not have the right to assert a claim for damages,

          injunctive relief or any other relief in law or equity.

          Notwithstanding the foregoing, in the event Executive exercises his right to terminate this Agreement pursuant to the provisions of this Paragraph 4(c), Executive shall be paid his pro-rata portion (based on the number of days of employment in 1997) of the amount of Incentive Compensation payable with respect to 1997 in accordance with the terms of Paragraph 4(b), and Executive shall be entitled to receive all compensation and other benefits under Paragraphs 4(a), 4(b) and 5(a)-(h) accruing through the date of termination.

                     5.Fringe Benefits.


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                     (a)  Vacation.  Executive shall be entitled to

          four (4) weeks of paid vacation annually.

                     (b)  Club Memberships.  The Corporation shall pay

          all of Executive's dues (including initiation dues) and

          membership assessments for such club or clubs which membership(s)

          are determined by the Board to be useful in connection with

          Executive's duties on behalf of the Corporation.  The Corporation also shall reimburse Executive for all expenses incurred by

          Executive at such clubs on behalf of the Corporation.

                     (c)  Reimbursement for Reasonable Business

          Expenses.  The Corporation shall reimburse Executive for

          reasonable expenses incurred by him in connection with the performance of his duties pursuant to this Agreement, including,

          but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses.

                     (d)  Automobile.  The Corporation shall provide

          Executive with full use of a luxury automobile (e.g. Cadillac,

          STS, or motor vehicle of comparable cost), owned or leased by the

          Corporation, for use in carrying out his duties for the

          Corporation and otherwise.  The Corporation agrees to provide adequate liability and collision insurance for the automobile,

          protecting the Executive and the Corporation, and to pay all lease, maintenance and operating costs appropriate or necessary to maintain and operate such automobile in prime condition.


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                     (e)  Generally.  Executive shall be eligible to

          participate in such health, welfare and other fringe benefits as are currently available (and as may be made available in the future) to other senior executive-level employees of the

          Corporation.

                     (f)  Relocation Expenses.  The Corporation shall

          promptly (i) reimburse Executive for the travel expenses and, for a period ending 60 days from the date hereof (renewable for up to an additional 60 days if needed, based on Executive's statement that he is actively seeking permanent housing) temporary living expenses, including lodging and food, previously or hereafter incurred by him or his family in connection with the move to the

          Cincinnati, Ohio area and (ii) provide Executive with a one-time payment of $200,000 for all of Executive's other relocation and moving expenses relating hereto, including any loss on the sale of Executive's home in North Carolina, payable upon the

          commencement of Executive's employment hereunder.

                     (g)  Life and Disability Insurance.  The

          Corporation shall provide Executive with life insurance (not less than $600,000) and disability insurance in accordance with the

          Corporation's general policies.

                     (h)  Supplemental Retirement Benefits.  The

          Corporation shall provide Executive with a supplemental

          retirement benefit to be mutually agreed upon and implemented by

          December 31, 1996.

                     6.  Termination of Employment.


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                     (a)  Termination for Disability.  If during the

          Term or any renewal term of employment set forth in Paragraph 2

          Executive shall be unable to perform his duties hereunder on account of illness or other incapacity, and such illness or other incapacity shall continue for a period of more than six (6)

          months in any twelve-month period, the Corporation shall

          thereafter have the right to terminate Executive's employment prior to conclusion of the Term or renewal term set forth in

          Paragraph 2.  In the event of termination of employment under this Paragraph 6(a), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b)

          and 5(a)-(h) of this Agreement shall terminate on the date of employment termination, provided:

                     (1)  Incentive Compensation under Paragraph

               4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be

               paid Executive if it has not been paid by the time of

               termination and a pro-rata portion (based on the number of days of employment in the year of termination) of the amount of Incentive Compensation payable with respect to the fiscal year in which employment termination occurs;

                     (2)  Outstanding Stock Options granted

               pursuant to Paragraph 4(c) which are exercisable at the time of Executive's termination for disability shall be

               exercisable in accordance with the terms of the applicable

               Stock Option agreements and Stock Plans;


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                     (3)  Semi-monthly installments of Base Salary

               under Paragraph 4(a) shall be continued for a period of 3

               full months after termination but not beyond the Term or

               renewal term of employment set forth in Paragraph 2; and

                     (4)  Medical and health coverage to the

               extent provided under Paragraph 5(e) shall be continued (at the Corporation's expense) for a period of six (6) months

               after termination.

                     (b)  Termination for Death.  In the event of

          Executive's death during the Term or any renewal term of

          employment set forth in Paragraph 2, all compensation and other benefits accruing after such date of termination pursuant to

          Paragraphs 4(a), 4(b) and 5(a)-(h) of this Agreement shall terminate on the date of death, provided:

                     (1)  Incentive Compensation under Paragraph

               4(b) with respect to the fiscal year immediately preceding the year in which death occurs shall be paid Executive's

               estate if it has not been paid by the time of termination

               and a pro-rata portion (based on the number of days of

               employment in the year of termination) of the amount of

               Incentive Compensation payable with respect to the fiscal

               year in which employment termination occurs;

                     (2)  Outstanding Stock Options granted

               pursuant to Paragraph 4(c) which are exercisable at the time of Executive's death shall be exercisable in accordance with


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               the terms of the applicable Stock Option agreements and

               Stock Plan;

                     (3)  Semi-monthly installments of base salary

               under Paragraph 4(a) shall be paid to Executive's wife or,

               if deceased, to his estate for a period of three (3) full

               months after death but not beyond the Term or renewal term of employment set forth in Paragraph 2; and

                     (4)  Medical and health coverage to the

               extent provided under Paragraph 5(e) shall be continued (at the Corporation's expense) for Executive's wife and family,

               if living, for a period equal to six (6) months.

                     (c)  Termination for Just Cause.  During the Term

          or any renewal term of employment set forth in Paragraph 2, the

          Corporation shall be entitled to terminate Executive's Employment at any time for Just Cause upon written notice to Executive.  For the purposes of this Agreement, "Just Cause" shall mean

          intentional dishonest conduct, intentional willful misconduct or intentional fraud by Executive in administering the affairs of the Corporation, conviction of a felony, Executive's material breach of any of Executive's material agreements or covenants set forth in this Agreement or Executive's gross negligence in the performance of Executive's duties under this Agreement and

          Executive's failure to remedy or discontinue such breach or gross negligence within 30 days after written notice from the Board of

          Directors specifying such breach or gross negligence.  With respect to the definition of Just Cause, an act, or failure to


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          act, on the part of the Executive shall be deemed "intentional"

          only if done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in, or not opposed to, the best interest of the Corporation.

          Failure to meet performance standards or objectives of the

          Corporation shall not constitute Just Cause for purposes hereof.

          In the event of termination of employment under this Paragraph

          6(c), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a)-

          (h) of this Agreement shall terminate on the date of employment termination, provided:

                     (1)  Incentive Compensation under Paragraph

               4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be

               paid Executive if it has not been paid by the time of

               termination and Executive shall receive no Incentive

               Compensation with respect to the year of termination; and

                     (2)  Outstanding Stock Options granted

               pursuant to Paragraph 4(c) which are exercisable at the time of Executive's termination shall be exercisable in

               accordance with the terms of the applicable Stock Option

               agreements and Stock Plan.

                     (d)  Termination without Just Cause.  During the

          Term or any renewal term of employment set forth in Paragraph 2,

          the Corporation shall be entitled to terminate Executive's


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          employment upon written notice to Executive for any reason and without meeting the standards of Just Cause set forth in

          Paragraph 6(c) above.  In the event of termination of employment under this Paragraph 6(c), all compensation and other benefits accruing after such date of termination pursuant to Paragraphs

          4(a), 4(b) and 5(a)-(h) of this Agreement shall terminate on the date of employment termination, provided:

                     (1)  Incentive Compensation under Paragraph

               4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be

               paid Executive if it has not been paid by the time of

               termination;

                     (2)  All outstanding Stock Options granted

               pursuant to Paragraph 4(c) shall become immediately

               exercisable; and

                     (3)  Executive as and for severance pay shall

               be paid (i) on the date of such termination, three (3) years of Base Salary then being received pursuant to paragraph

               4(a) plus (ii) a pro-rata portion (based on the number of

               days of employment in the year of termination) of the amount of Incentive Compensation paid or payable with respect to

               the fiscal year in which employment termination occurs,

               payable at the time provided by Paragraph 4(b); provided

               however that if such termination occurs before January 1,

               1998, the amount payable pursuant to clause (ii) shall be

               75% of Executive's Base Salary immediately prior to such


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               termination and shall be paid on the date of such

               termination.

                     (e)  Termination by Executive for Good Reason.

          During the Term or any renewal term of employment set forth in

          Paragraph 2, the Executive shall be entitled to terminate his employment upon written notice to the Corporation for Good

          Reason.  For purposes of this Paragraph 6(e), "Good Reason" shall mean a reduction in Executive's titles as President and Chief

          Executive Officer and, commencing immediately after the next annual shareholders meeting, Chairman of the Board of Directors;

          a material reduction in Executive's duties or responsibilities hereunder; the relocation of the Corporation's principal

          executive offices to a location more than 25 miles from

          Cincinnati, Ohio; or the Corporation's material breach of any of the Corporation's material agreements or covenants set forth in this Agreement, which breach shall not have been remedied or discontinued within 30 days after written notice by Executive specifying such breach to the Corporation.  In the event of termination of employment under this Paragraph 6(e), all

          compensation and other benefits accruing after such date of termination pursuant to Paragraphs 4(a), 4(b) and 5(a)-(h) of this Agreement shall terminate on the date of employment

          termination, provided:

                     (1)  Incentive Compensation under Paragraph

               4(b) with respect to the fiscal year immediately preceding the year in which employment termination occurs shall be


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               paid Executive if it has not been paid by the time of

               termination;

                     (2)  All outstanding Stock Options granted

               pursuant to Paragraph 4(c) shall become immediately

               exercisable; and

                     (3)  Executive as and for severance pay shall

               be paid (i) on the date of such termination, three (3) years of Base Salary then being received pursuant to paragraph

               4(a) plus (ii) a pro-rata portion (based on the number of

               days of employment in the year of termination) of the amount of Incentive Compensation paid or payable with respect to

               the fiscal year in which employment termination occurs,

               payable at the time provided by Paragraph 4(b); provided

               however that if such termination occurs before January 1,

               1998, the amount payable pursuant to clause (ii) shall be

               75% of Executive's Base Salary immediately prior to such

               termination and shall be paid on the date of such

               termination.

                     (f)  Failure to Renew Employment Agreement.  In

          the event this Employment Agreement is not renewed in accordance with the terms of Paragraph 2 hereof all compensation and other benefits accruing after such date of termination pursuant to

          Paragraphs 4(a), 4(b) and 5(a)-(h) of this Agreement shall terminate on the date employment ceases, provided:

                     (1)  Incentive Compensation under Paragraph

               4(b) with respect to the fiscal year in which the notice of


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               non-renewal is given shall be paid Executive in accordance with the provisions of Paragraph 4(b);

                     (2)  Outstanding Stock Options granted

               pursuant to Paragraph 4(c) which are exercisable at the time of the expiration of Executive's employment shall be

               exercisable in accordance with the terms of the applicable

               Stock Option agreements and Stock Plan; and

                     (3)  In the event the failure to renew is a

               result of the Corporation giving Executive notice of non-

               renewal under Paragraph 2, Executive will be paid an amount equal to Executive's Base Salary then in effect (payable two

               (2) business days after the date employment ceases) and

               medical and health coverage, to the extent provided under

               Paragraph 5(e), shall be continued (at the Corporation's

               expense) for a period of 6 full months after the date

               employment ceases.

                     7.  Change of Control.

                     (a)  In General.  In the event that during the

          Term or any renewal term of employment set forth in Paragraph 2

          (i) Executive voluntary terminates employment no sooner than thirty (30) but not later than sixty (60) days after a Change in

          Control (as hereinafter defined) or (ii) the Corporation

          terminates Executive's employment within one (1) year after a

          Change in Control, but excepting termination of employment pursuant to Paragraphs 6(a), (b) and (c) hereof, then the

          Corporation shall pay to Executive, within three (3) business


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          days following Executive's termination, the sum of 2.99 times the sum of (A) Executive's annual Base Salary in effect immediately prior to such Change in Control and (B) Executive's average annual Incentive Compensation computed for the period after the fiscal year ending December 31, 1996.  In addition, if a Change in Control occurs, all the unexercisable Stock Options previously granted and available for exercise by Executive hereunder shall become immediately exercisable, and if Executive's employment is terminated thereafter in accordance with the preceding sentence,

          Executive shall be entitled to all other benefits generally available to senior executives of the Corporation after

          termination of employment (excluding severance, if any).  The foregoing payments and benefits shall be in lieu of all other severance, termination, unexercisable Stock Options, future stock awards, unpaid or future Incentive Compensation and continuing pay benefits to which Executive would be entitled under this

          Agreement or otherwise.

                     Notwithstanding the foregoing, in the event

          that Executive's termination pursuant to this paragraph 7(a)

          occurs in 1996 or 1997, the amount of Incentive Compensation used in Clause (B) of the foregoing payment formula shall be (x)

          $87,500 if the termination occurs in 1996 or (y) a pro-rata portion (based on the number of days of employment in 1997) of the amount of Incentive Compensation payable with respect to 1997

          (payable in accordance with the terms of paragraph 4(b)) if the termination occurs in 1997.


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                     A Change in Control as used herein shall be

          deemed to have occurred if the conditions set forth in any one of the following subparagraphs shall have been satisfied:

                     (1)  Any Person is or becomes the Beneficial

               Owner ("Beneficial Owner"), as defined in Rule 13d-3 of the

               Securities Exchange Act of 1934, as amended from time to

               time ("Exchange Act"), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding

               securities; or

                     (2)   If any action relating to termination is

               taken by the Corporation pursuant to the request or

               direction of any Person who by agreement, whether actual,

               implied or otherwise, will become a Beneficial Owner with

               ownership as described in (1) above, or pursuant to the

               request or direction of any Person who requests or directs such action as a condition to becoming a Beneficial Owner

               with ownership as described in (1) above, then a Change in

               Control shall be deemed to have occurred with respect to

               such action and to have preceded such action; or

                     (3)  During any period of two consecutive

               years (not including any period prior to the execution of

               this Agreement), individuals who at the beginning of such

               period constitute the Board and any new director (other than a director designated by a Person who has entered into an

               agreement with the Corporation, to effect a transaction



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               described in clause (1), (4) or (5) of this definition)

               whose election by the Board or nomination for election by

               the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or

                     (4)  The stockholders of the Corporation

               approve a merger or consolidation of the Corporation with

               any other corporation, other than (a) a merger or

               consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto

               continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the

               ownership of any trustee or other fiduciary holding

               securities prior to such merger or consolidation under an

               employee benefit plan of the Corporation at least 50% of the combined voting power of the voting securities of the

               Corporation or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation,

               or (b) a merger or consolidation effected to implement a

               recapitalization of the Corporation (or similar transaction)

               in which no Person acquires more than 50% of the combined


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               voting power of the Corporation's then outstanding

               securities; or

                     (5)  The stockholders of the Corporation

               approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

                     As used in this Paragraph, "Person" shall

          have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a

          Person shall not include (i) the Corporation or any of its subsidiaries, (ii) a trustee or other fiduciary holding

          securities under an employee benefit plan of the Corporation or any of its subsidiaries, which held stock of the Corporation prior to the Change in Control, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or

          (iv) a corporation owned, directly or indirectly, both

          immediately before and immediately after the Change of Control event, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the

          Corporation.

                     (b)  Limitation on Payments.  Notwithstanding

          anything in Paragraph 7(a) to the contrary, if any of the

          benefits payable to the Executive as a result of a Change in

          Control constitute Parachute Payments, the following provisions shall apply.  If the Threshold Amount is less than (x) the

          Parachute Payments but greater than (y) the Parachute Payments


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          reduced by the sum of (i) the Excise Tax and (ii) the total of the Federal, state and local income and employment taxes on the amount of the Parachute Payments in excess of the Threshold

          Amount, then the benefits payable under Paragraph 7(a) of this

          Agreement shall be reduced (but not below zero) to the extent necessary so that the maximum Parachute Payments shall not exceed the Threshold Amount.  In all other circumstances the Executive shall be entitled to the full benefits payable under Paragraph

          7(a) of this Agreement.  The Executive shall select a firm of independent certified public accountants to determine which of the foregoing provisions shall apply, and such determination shall be binding on the parties hereto.  For the purposes of this

          Paragraph 7, "Parachute Payments" shall mean any payment or provision by the Corporation of any amount or benefit to and for the benefit of the Executive, whether paid or payable or provided or to be provided under the terms of this Agreement or otherwise,

          that would be considered "parachute payments" within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code of 1986, as

          amended (the "Code") and the regulations promulgated thereunder;

          "Threshold Amount" shall mean three times the Executive's "base amount" within the meaning of Section 280G(b)(3) of the Code and the regulations promulgated thereunder, less one dollar; and

          "Excise Tax" shall mean the excise tax imposed by Section 4999 of the Code.

                     8.  Noncompetition.  The Corporation and Executive

          agree that the Corporation's customer contacts and relations are


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          established and maintained at great expense and that Executive by virtue of employment under this Agreement, will have unique and extensive exposure to the Corporation's customers and that he will be able to establish a unique relationship with those customers and the opportunity, both during and after employment,

          to unfairly compete with the Corporation (which term, for

          purposes of this Paragraph 8, shall include the Corporation, or any affiliate or subsidiary of the Corporation which provides similar products and services).  Therefore, Executive and the

          Corporation agree as follows:

                     (a)  During Term of Employment.  During the Term

          or renewal term of his employment, Executive agrees that he shall not, directly or indirectly, either individually or as an

          employee, agent, partner, shareholder, consultant or in any other capacity participate in, engage in or have an ownership interest in any business that competes with the Corporation's Business.

          The "Corporation's Business" shall mean the business of the

          Corporation and its subsidiaries of selling greeting cards and gift wrapping.  The ownership of an interest constituting not more than two (2%) percent of the outstanding debt or equity in a corporation the shares of which are traded on a recognized stock exchange or trade in the over-the-counter market, even though that corporation may be a competitor of the Corporation, shall not be deemed financial participation in a competitor.

                     (b)  Upon Termination of Employment.  Executive

          agrees that, for a period of one (1) year after the termination


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          of his employment with the Corporation, he will not, directly or indirectly, individually or as an employee, agent, partner,

          shareholder, consultant or in any other capacity, canvass,

          contact, solicit or accept on behalf of himself or any other corporation, any customers of the Corporation, for the purpose of providing services, products or business competitive with those then being provided by the Corporation nor shall Executive during said one (1) year period solicit or otherwise induce any then employee of the Corporation to leave his or her employment with the Corporation.

                     9.  Confidential Information.  During the Term of this

          Agreement or any renewal term and at all times subsequent

          thereto, Executive shall keep secret and shall not exploit or disclose or make accessible to any person or entity, except in furtherance of the business of the Corporation, and except as may be required by law or legal process, any confidential business information of any type relating to the business of the

          Corporation that was acquired or developed by either the

          Corporation or any of its subsidiaries or affiliates, or

          Executive, prior to or during the Term or renewal term.  In addition, the term "confidential business information" shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by

          Executive; or (ii) was available to Executive prior to any employment by the Corporation.


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                    10.  Relief.  Executive acknowledges that the

          provisions of Paragraphs 8 and 9 of this Agreement are reasonable and necessary for the protection of the Corporation and that the corporation will be irreparably damaged if such covenants are not specifically enforced.  Accordingly, it is agreed that the

          Corporation will be entitled to injunctive relief for the purpose of restraining Executive from violating such covenants (and no bond or other security shall be required in connection

          therewith), in addition to any other relief to which the

          Corporation may be entitled.

                    11.  Sale, Consolidation or Merger.  In the event of a

          sale of the stock of the Corporation, or consolidation or merger of the Corporation with or into another corporation or entity, or the sale of substantially all of the operating assets of the

          Corporation to another corporation, entity or individual, the

          Corporation's successor-in-interest shall be deemed to have assumed all liabilities of the Corporation under this Agreement but the Corporation shall not be relieved of any of its

          obligations hereunder.

                    12.  Waiver.  The failure of any party to insist, in

          any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any such terms, covenant or condition.

                    13.  Notices.  Any notice to be given hereunder shall

          be deemed sufficient if addressed in writing, and delivered by


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          registered or certified mail or delivered personally, in the case of the Corporation, to its principal business office with a copy to Taft, Stettinius & Hollister, 1800 Star Bank Center, 425

          Walnut Street, Cincinnati, Ohio 45202-2957, Attention: Charles D.

          Lindberg, Esq., and in the case of Executive, to his address appearing on the records of the Corporation or to such other addresses as he may designate in writing to the Corporation with a copy to Goodwin, Procter & Hoar LLP, Exchange Place, Boston,

          Massachusetts 02109, Attention: Stephen W. Carr, P.C.

                    14.  Severability.  In the event that any provision of

          this Agreement shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or

          unenforceability shall not affect any other provision of this

          Agreement, the remaining covenants, restrictions and provisions hereof shall remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

                    15.  Amendment.  This Agreement may be amended only by

          an agreement in writing signed by the parties hereto.

                    16.  Entire Agreement.  This Agreement contains the

          entire agreement of the parties with respect to Executive's employment by the Corporation and supersedes any prior or

          simultaneous agreements between them, whether oral or written.

                    17.  Governing Law.  This Agreement shall be governed

          by and construed and enforced in accordance with the laws of the

          State of Ohio.


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                    18.  Benefit.  This Agreement shall be binding upon and

          inure to the benefit of and shall be enforceable by and against the Corporation, its successors and assigns, and Executive, his heirs, beneficiaries and legal representatives.  It is agreed that the rights and obligations of Executive may not be delegated or assigned except as specifically set forth in this Agreement.

                    19.  Attorneys' Fees.  Executive's reasonable

          attorneys' fees incurred in connection with the negotiation of the terms of this Agreement shall be paid by the Corporation.

                    IN WITNESS WHEREOF, the parties hereto have executed or

          caused this Agreement to be executed as of the day, month and year first above written.


                                                GIBSON GREETINGS, INC.
                                                ("Corporation")


                                                By:/s/ Albert R. Pezzillo
                                                   -----------------------
                                                ALBERT R. PEZZILLO
                                                Chairman of the Board



                                                /s/ Frank J. O'Connell
                                                --------------------------
                                                FRANK J. O'CONNELL
                                                ("Executive")


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